SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 30, 2012

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2012, Piper Jaffray & Co., a wholly-owned subsidiary of Piper Jaffray Companies (the “Company”), entered into a lease agreement (the “Lease”) with Wells REIT – 800 Nicollett Avenue Owner, LLC to lease 123,882 square feet of office space for the Company’s headquarters located at 800 Nicollet Mall, Minneapolis, Minnesota.

The term of the Lease commences on June 1, 2014, and expires on November 30, 2025, and includes an option for the Company to terminate the Lease early effective January 31, 2022. Effective when the Lease commences June 1, 2014, the space leased by the Company will be reduced from 239,762 square feet to 123,882 square feet. The Company’s obligations for the full 11.5 year Lease term are approximately $44.5 million.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Office Lease Agreement, dated May 30, 2012, by and between Piper Jaffray & Co. and Wells REIT – 800 Nicollett Avenue Owner, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: June 1, 2012	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Office Lease Agreement, dated May 30, 2012, by and between Piper Jaffray & Co. and Wells REIT – 800 Nicollett Avenue Owner, LLC.	Filed Electronically